Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of CDT Equity Inc. for the period ended June 30, 2026, I, Dr. Andrew Regan, Chief Executive Officer of CDT Equity Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of CDT Equity Inc. for the period ended June 30, 2026, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of CDT Equity Inc. for the period ended June 30, 2026, fairly presents, in all material respects, the financial condition and results of operations of CDT Equity Inc.

August 12, 2026	/s/ Dr. Andrew Regan
Dr. Andrew Regan
Chief Executive Officer (Principal Executive Officer)

A signed original of the certification required by Section 906 has been provided to CDT Equity Inc. and will be retained by CDT Equity Inc. and furnished to the Securities and Exchange Commission or its staff upon request.